                                                                     Exhibit 3.8


                    TERRITORY OF THE BRITISH VIRGIN ISLANDS

                   THE INTERNATIONAL BUSINESS COMPANIES ACT
                                  (Cap. 291)

                            ARTICLES OF ASSOCIATION
                                      OF
                                ChipPAC LIMITED

                                  PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

          Words             Meaning
          -----             -------

          capital The sum of the aggregate par value of all outstanding shares with par value of the company and shares with par value held by the Company as treasury shares plus

                            (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                            (b)  the amounts as are from time to time
                                 transferred from surplus to capital by a resolution of directors.

          member            A person who holds shares in the Company.

          person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.


          resolution of     (a)  A resolution approved at a duly convened and
          directors              constituted meeting of directors of the Company
                                 or of a committee of directors of the company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

                             (b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be;

                             except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

          resolution of      (a)  A resolution approved at a duly convened and
          members                 constituted meeting of the members of the
                                  Company by the affirmative vote of

                                  (i)  a simple majority of the votes of the
                                       shares entitled to vote thereon which
                                       were present at the meeting and were
                                       voted and not abstained, or

                                  (ii) a simple majority of the votes of each
                                       class or series of shares which were
                                       present at the meeting and entitled to
                                       vote thereon as a class or series and
                                       were voted and not abstained and of a
                                       simple majority of the votes of the
                                       remaining shares entitled to Vote thereon which were present at the meeting and were voted and not abstained; or

                             (b)  a resolution consented to in writing by

                                  (i)  an absolute majority of the votes of
                                       shares entitled to vote thereon, or

                                  (ii) an absolute majority of the votes of each
                                       class or series of shares entitled to
                                       vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon;

          securities        shares and debt obligations of every kind, and
                            options, warrants and rights to acquire shares, or debt obligations.

          surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

          the act The International Business companies Act (CAP 291) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

          the Memorandum    The Memorandum of Association of the Company as
                            originally framed or as from time to time amended.

          the seal Any Seal which has been duly adopted as the Seal of the Company.

          these Articles    These Articles of Association as originally framed
                            or as from time to time amended.

          treasury shares   Shares in the Company that were previously issued
                            but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these articles it shall equally, where the context admits, includes the others

5. A reference in these Articles to voting in relation to hares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the company shall be issued according to the provisions of the Memorandum.

                               REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn, out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                                 BEARER SHARES

10. Subject to a request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorized by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. Bearer shares may not be issued for debt obligations, promissory notes or other obligations to contribute money or property and registered shares issued for debt obligations, promissory notes or other obligations to contribute money or property shall not be exchanged for bearer shares unless such debt obligations, promissory notes or other obligations to contribute money or property have been satisfied. The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares; for registered shares. Such request served on the Company by the holder of bearer shares shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for payment of dividends or any other distribution by the company to the holders of such shares. Following such exchange the share certificate relating to the exchanged shares shall be delivered as directed by the member requesting the exchange.

11. Bearer share certificates shall be under the Seal and shall state that the bearer is entitled to the shares therein specified, and may provide by coupons, talons or otherwise for the payment of dividends or other moneys on the shares included therein.

12. Subject to the provisions of the Act and of these Articles, the bearer of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

13. Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the bearer of a bearer share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

     (a) for the purpose of exercising his voting rights at a meeting, the bearer of a bearer share certificate shall produce such certificate to the chairman of the meeting;

     (b) for the purpose of exercising his vote on a resolution in writing, the bearer of a bearer share certificate shall cause his signature to any such resolution to be authenticated as hereinafter set forth;

     (c) for the purpose of requisitioning a meeting of members, the bearer of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

     (d) for the purpose of receiving dividends, the bearer of a bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorized to pay dividends.

14. The signature of the bearer of a bearer share certificate shall be deemed to be duly authenticated if the bearer of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorized person") and the authorized person endorses the document bearing such signature with a statement:

     (a) identifying the bearer share certificate produced to him by number and date and specifying the number of shares and the class of shares (if appropriate) comprised therein;

     (b) confirming that the signature of the bearer of the bearer share certificate was subscribed in his presence and that if the bearer is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof; and

     (c) specifying the capacity in which he is qualified as an authorized person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

15. Notwithstanding any other provisions of these Articles, at any time, the bearer of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of the bearer share certificate so deposited and the number of shares comprised therein. Any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative if such person be dead and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the Company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of directors shall be given to the Company.

16. The bearer of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the chairman of any meeting of members or the Company's registrars or any director or officer of the Company or any authorized person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the bearer thereof, or to question the validity or authenticity of any action taken by the bearer of a bearer share certificate whose signature has been authenticated as provided herein.

17. If the bearer of a bearer share certificate shall be a corporation, then all the rights exercisable by virtue of shareholding may be exercised by an individual duly authorized to represent the corporation but unless such individual shall acknowledge that he is representing a corporation and shall produce upon request satisfactory evidence that he is duly authorized to represent the corporation, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

18. The directors may provide for payment of dividends to the holders of bearer shares by coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and in such place or places as the directors shall resolve. The Company shall be entitled to recognize the absolute right of the bearer of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the company or its agents shall constitute in all respects a good discharge of the company in respect of such dividend.

19. If any bearer share certificate, coupon or talon be worn out or defaced, the directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if any bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the company as it shall by resolution of directors determine, issue a new bearer share certificate in its stead, and in either case on payment of such sum as the company may from time to time by resolution of directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

                SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

20. Subject to the provisions of these Articles and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine

21. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

22. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

23. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

24. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been, issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

25. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

26. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

27. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

28. The Company may purchase, redeem or otherwise acquire and own shares but only out of surplus or in exchange for newly issued shares of equal value.

29.   Subject to provisions to the contrary in

      (a) the Memorandum or these Articles;

     (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or

     (c) the subscription agreement for the issue of the shares,

     the company may not purchase, redeem or otherwise acquire its own shares without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.

30. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

31. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

     (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

     (b) by virtue of a transfer of capital pursuant to Regulation 59;

     (c) by virtue of the provisions of Section 83 of the Act; or

     (d) pursuant to an order of the Court.

32. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

33. Where shares in the Company are held by the company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the company.

34. The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

     (a) the Memorandum or these Articles; or

     (b) a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

35. The Company may by a resolution of directors include in the computation of surplus for or any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                  MORTGAGES AND CHARGES OF REGISTERED SHARES

36. Members may mortgage or charge their registered shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

37. In the case of the mortgage or charge of registered shares there may be entered in the share register of the Company at the request of the registered holder of such shares

     (a)  a statement that the shares are mortgaged or charged;

     (b)  the name of the mortgagee or chargee; and

     (c) the date on which the aforesaid particulars are entered in the share register.

38. Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

     (a) with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

     (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

39. Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.


                                  FORFEITURE

40. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

41. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

42.  The written notice specifying a date for payment shall

     (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

     (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

43. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

44. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

                                     LIEN

45. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any Lien that has arisen or declare any share to be wholly or any part exempt from the provisions of this Regulation.

46. In the absence of express provisions regarding promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

47. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                              TRANSFER OF SHARES

48. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

49. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

50. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                            TRANSMISSION OF SHARES

51. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Regulations.

52. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

53. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

54. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

55. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

            REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

56. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

57. The Company may amend the Memorandum to

    (a) divide the shares, including issued shares of a class or series into a larger number of shares of the same class or series; or

    (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

        provided, however, that where shares are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

58. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

59. Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

60. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

61. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                       MEETINGS AND CONSENTS OF MEMBERS

62. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

63. Upon the written request of members holding 10 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

64. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

65. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

66. A meeting of members may be called on short notice:

    (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

    (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

67. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

68. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

69. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

70. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy;

                               (Name of Company)

    I/We                        being a member of the above Company with
    shares HEREBY APPOINT                          of                        or
    failing him                          of                             to be
    my/our proxy to vote for me/us at the meeting of members to be held on the
    day of                         and at any adjournment thereof.

    (Any restrictions on voting to be inserted here.)

    Signed this     day of


    ..........................
    Member

71. The following shall apply in respect of joint ownership of shares:

    (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

    (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

    (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

72. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

73. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

74. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

75. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

76. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took p1ace.

77. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

78. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

79. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

80. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

81. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

82. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

                                   DIRECTORS

83. The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such term as the members determine.

84. The minimum number of directors shall be one and the maximum number shall be 7.

85. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

86. A director may be removed from office, with or without cause, by a resolution of members or, with cause, by a resolution of directors.

87. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

88. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy occurs through the death, resignation or removal of a director, but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.

89. The Company may determine by resolution of directors to keep a register of directors containing

    (a) the names and addresses of the persons who are directors of the Company;

    (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and

    (c) the date on which each person named as a director ceased to be a director of the Company.

90. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

91. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

92. A director shall not require a share qualification and may be an individual or a company.

                              POWERS OF DIRECTORS

93. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

94. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The resolution of directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

95. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

96. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

97. The continuing directors may act notwithstanding any agency in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or for summoning a meeting of members.

98. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

99. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shal1 be signed, drawn, accepted, endorsed or otherwise executed as the case may be, in such manner as shall from time to time be determined by resolution of directors.

100. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

     (a) the sum secured;

     (b) the assets secured;

     (c) the name and address of the mortgagee, chargee or other encumbrancer;

     (d) the date of creation of the mortgage, charge or other encumbrance; and

     (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

101. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                           PROCEEDINGS OF DIRECTORS

102. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

103. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

104. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

105. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

106. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

107. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum of these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

108. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

109. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

110. The directors shall cause the following corporate records to be kept:

     (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

     (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

     (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

111. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

112. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

113. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors, or fix their emoluments, or to appoint officers or agents of the Company.

114. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                   OFFICERS

115. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President and one or more Vice-Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

116. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the

                                 CONTINUATION

154. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.


     We, HWR SERVICES LIMITED, of Craigmuir Chambers, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to these Articles of Association the 5th day of February, 1999 in the presence of:

Witness                                           Subscriber

/s/ Ibn K. Thomas                                 /s/ Adel K. Clyne
-----------------                                 -----------------
Ibn K. Thomas                                     Adel K. Clyne
Craigmuir Chambers                                Authorized Signatory
Road Town, Tortola                                HWR Services Limited

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